EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of World Air Holdings, Inc. (the “Company”) for the quarter ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Virginia G. Clark, Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (the “Act”), that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
The foregoing certification is being furnished solely pursuant to Section 906 of the Act and is not being filed as part of the Report or as a separate disclosure document.

/s/ Virginia G. Clark
Virginia G. Clark
Interim Chief Financial Officer
of World Air Holdings, Inc.

February 21, 2006